UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2008

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322

(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)	Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 18, 2008, the New York Stock Exchange ("NYSE") announced that the common stock of Imperial Capital Bancorp, Inc. the “Company") (ticker symbol:  IMP) will be suspended prior to the opening of the market on Monday, December 29, 2008. The NYSE determined to suspend trading because the Company has fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading-day period of not less than $25,000,000, which is viewed as a minimum continued listing threshold.

The Company does not intend to take any further action to appeal the NYSE's decision and therefore, it is expected that the common stock will be delisted after completion by the NYSE of application to the Securities and Exchange Commission. The Company expects trading in its common stock will be transferred to the over-the-counter market following the suspension of trading on the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            IMPERIAL CAPITAL BANCORP, INC.

Date: December 23, 2008	By: /s/ Timothy M. Doyle
Timothy M. Doyle Executive Managing Director and Chief Financial Officer